Exhibit 99(a)
news release

—AT THE COMPANY—
Lynn Afendoulis
Director, Corporate Communications
616/365-1502
FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 16, 2006
Softening markets impact Universal’s 3rd quarter
Decreases partially off-set by continued gains in market share
Company lowers targets
GRAND RAPIDS, Mich., October 16, 2006 – Universal Forest Products today announced third-quarter results that included a 7.6% decrease in net earnings from the third quarter of 2005, to $17.7 million. Year-to-date net earnings were $60.9 million, up 18.9% over year-to-date net earnings of $51.2 million in 2005.
Diluted earnings per share for the third quarter were $0.91, down 9.0% from the same period last year. Year-to-date diluted earnings per share were $3.14, up 16.7% over the first nine months of 2005. Net sales for the quarter were $672.9 million, down 6.7% from net sales of $721.5 million for the third quarter of 2005. Net sales for the first nine months of 2006 were $2.17 billion, up 6.2% over net sales of $2.04 billion for the same period in 2005. Unit sales were up 8% for the first nine months of 2006.
The lumber market was down 21% from the previous year, and a sluggish economy in the Midwest adversely impacted the Company’s results.
Given the factors the Company faced during the quarter, President and CEO Mike Glenn said he was pleased with the performance. “We’ve seen a decline in our markets, but it’s been partially offset by the market share we continue to take in each industry.”
“While we anticipated and prepared for a lull in the housing market, we didn’t believe it would perform as poorly as it did,” Glenn said. “Fortunately, we were able to gain share through increased sales of turn-key framing services and components, and of wall panels.”
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Universal Forest Products, Inc.

“We were disappointed that Do-It-Yourself/retail didn’t bounce back after a lackluster second quarter,” he added. “We picked up DIY market share for 2006, but store sales remained soft during the third quarter. Fortunately, our market share gains position us well for the future, when consumer spending picks up.”
In addition, the Company’s consumer products division continues its energetic growth “as we increase the breadth and depth of our offerings for outdoor living environments,” Glenn added.
“We also remain very positive about our industrial business, which saw an 11% increase in unit sales and which continues to provide us with opportunities for profitable growth,” he added.
By market, Universal posted third-quarter sales of:
•	$236.8 million in D-I-Y/retail, down 14.9% compared to the same quarter last year;

•	$205.4 million in site-built construction, an increase of 0.5% over last year;

•	$139.5 million in industrial, up 3.6% over the third quarter of 2005; and

•	$91.2 million in manufactured housing, a 12.4% decrease over last year.
Residential construction continued its decline with new housing starts in August trailing the previous year by nearly 20%, and 22% fewer building permits issued for new homes in August than the previous year. Additionally, in August, HUD code manufactured housing fell by 11.4% over August 2005. Modular home shipments were down 7.0% for the first six months of 2006 (the most recent period for which statistics are available) over the same period for 2005.
OUTLOOK
Based on its year-to-date performance and anticipated market conditions for the balance of the year, the Company lowered its annual targets for increases in net earnings and in unit sales growth to 1% to 5% each in 2006. Factors that influenced the revised targets included:
•	The rate of the drop in the housing market and its impact on markets like Colorado and Southern California;

•	A soft DIY market and lackluster consumer spending;

•	A continued soft manufactured housing market; and

•	The impact of FEMA orders in 2005 in the wake of the hurricanes.
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 11:00 a.m. EDT on Tuesday, October 17, 2006. The call will be hosted by Executive Chairman William G. Currie, President and CEO Michael B. Glenn, and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (866) 356-4123 or internationally at (617) 597-5393. Please use conference call ID number 58643692.
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Universal Forest Products, Inc.

The conference call will be available simultaneously, and in its entirety, to all interested investors and news media through a web cast at http://www.ufpi.com . A replay of the call will be available through Friday, November 17, 2006 domestically at (888) 286-8010 or internationally at (617) 801-6888. Please use replay ID number 45661958.
Universal Forest Products markets, manufactures and engineers wood and wood-alternative products for D-I-Y/retail home centers, structural lumber products for the manufactured housing industry, engineered wood components for the site-built construction market and specialty wood packaging for various industries. The Company also provides framing services for the site-built sector. The Company reported sales of nearly $2.7 billion in 2005. Universal has approximately 10,000 employees who work out of more than 100 locations. For information about Universal Forest Products, please visit the Company’s Web site at http://www.ufpi.com , or call 888-Buy-UFPI.
Included in this report are certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by and information currently available to the Company at the time such statements were made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially are the following: Adverse lumber market trends, competitive activity, negative economic trends, government regulations, and weather. These risk factors and additional information are included in the Company’s reports on Form 10K and 10Q on file with the Securities and Exchange Commission.
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Universal Forest Products, Inc.

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
FOR THE NINE MONTHS ENDED
SEPTEMBER 2006/2005

	Quarter Period				Year to Date
(In thousands, except per share data)	2006		2005		2006		2005
NET SALES	$672,873	100%	$721,497	100%	$2,165,329	100%	$2,038,209	100%

COST OF GOODS SOLD	574,048	85.31	622,435	86.27	1,851,775	85.52	1,770,676	86.87

GROSS PROFIT	98,825	14.69	99,062	13.73	313,554	14.48	267,533	13.13

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	65,970	9.80	63,877	8.85	201,272	9.30	173,233	8.50

EARNINGS FROM OPERATIONS	32,855	4.88	35,185	4.88	112,282	5.19	94,300	4.63

OTHER EXPENSE (INCOME)
Interest expense	3,214	0.48	3,714	0.51	10,757	0.50	11,755	0.58
Interest income	(875)	-0.13	(227)	-0.03	(1,656)	-0.08	(646)	-0.03
Net (gain) loss on sale of real estate	—	0.00	—	0.00	(63)	0.00	(1,240)	-0.06

	2,339	0.35	3,487	0.48	9,038	0.42	9,869	0.48

EARNINGS BEFORE INCOME TAXES AND MINORITY INTEREST	30,516	4.54	31,698	4.39	103,244	4.77	84,431	4.14

INCOME TAXES	11,322	1.68	12,009	1.66	38,963	1.80	32,005	1.57

EARNINGS BEFORE MINORITY INTEREST	19,194	2.85	19,689	2.73	64,281	2.97	52,426	2.57

MINORITY INTEREST	(1,489)	-0.22	(518)	-0.07	(3,396)	-0.16	(1,236)	-0.06

NET EARNINGS	$17,705	2.63	$19,171	2.66	$60,885	2.81	$51,190	2.51

EARNINGS PER SHARE — BASIC	$0.94		$1.04		$3.24		$2.79

EARNINGS PER SHARE — DILUTED	$0.91		$1.00		$3.14		$2.69

WEIGHTED AVERAGE SHARES OUTSTANDING	18,906		18,465		18,788		18,325

WEIGHTED AVERAGE SHARES OUTSTANDING WITH COMMON STOCK EQUIVALENTS	19,394		19,193		19,368		19,050
SUPPLEMENTAL SALES DATA

	Quarter Period				Year to Date
Market Classification	2006	%	2005	%	2006	%	2005	%
Do-It-Yourself/Retail	$236,825	34%	$278,416	39%	$799,310	36%	$801,155	39%
Site-Built Construction	205,363	31%	204,344	28%	642,964	30%	541,878	27%
Manufactured Housing	91,157	14%	104,089	14%	296,409	14%	307,466	15%
Industrial	139,528	21%	134,648	19%	426,646	20%	387,710	19%

Total	$672,873	100%	$721,497	100%	$2,165,329	100%	$2,038,209	100%

Universal Forest Products, Inc.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
SEPTEMBER 2006/2005
(In thousands)

	2006	2005
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$46,184	$30,767
Accounts receivable	227,428	230,762
Inventories	232,884	226,737
Other current assets	24,752	13,191

TOTAL CURRENT ASSETS	531,248	501,457

OTHER ASSETS	7,762	8,414
INTANGIBLE ASSETS, NET	158,549	137,348

PROPERTY, PLANT AND EQUIPMENT, NET	232,428	223,107

TOTAL ASSETS	$929,987	$870,326

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$109,581	$131,621
Accrued liabilities	106,360	96,671
Current portion of long-term debt and capital leases	697	22,091

TOTAL CURRENT LIABILITIES	216,638	250,383

LONG-TERM DEBT AND CAPITAL LEASES, less current portion	171,009	168,602
OTHER LIABILITIES	35,937	35,427

SHAREHOLDERS’ EQUITY	506,403	415,914

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$929,987	$870,326

Universal Forest Products, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED
SEPTEMBER 2006/2005

(In thousands)	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$60,885	$51,190
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation	25,558	23,391
Amortization of intangibles	3,953	1,809
Expense associated with share-based compensation arrangements	691	—
Expense associated with stock grant plans	191	149
Deferred income taxes	(871)	(886)
Minority interest	3,396	1,236
Loss (gain) on sale or impairment of property, plant and equipment	206	(561)
Changes in:
Accounts receivable	(37,947)	(75,061)
Inventories	23,693	(10,712)
Accounts payable	771	43,103
Accrued liabilities and other	11,326	26,502
Excess tax benefits from share-based compensation arrangements	(3,959)	—

NET CASH FROM OPERATING ACTIVITIES	87,893	60,160

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(27,600)	(31,768)
Acquisitions, net of cash received	(27,137)	(13,883)
Proceeds from sale of property, plant and equipment	506	2,373
Collection of notes receivable	1,612	457
Advances on notes receivable	(2,473)	(887)
Insurance proceeds	38	3,013
Other, net	6	752

NET CASH FROM INVESTING ACTIVITIES	(55,048)	(39,943)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under revolving credit facilities	(38,725)	(16,201)
Repayment of long-term debt	(1,201)	(1,674)
Proceeds from issuance of common stock	5,711	4,074
Distributions to minority shareholder	(1,569)	(749)
Investment received from minority shareholder	—	500
Dividends paid to shareholders	(1,035)	(910)
Excess tax benefits from share-based compensation arrangements	3,959	—
Other, net	(16)	236

NET CASH FROM FINANCING ACTIVITIES	(32,876)	(14,724)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(31)	5,493

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	46,215	25,274

CASH AND CASH EQUIVALENTS, END OF PERIOD	$46,184	$30,767